SCHEDULE 14A INFORMATION STATEMENT

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant: |X| Filed by a Party other than the Registrant Check the appropriate box:

|X|    Preliminary Proxy Statement
|_|    Confidential, for use of the Commission Only (as permitted by Rule
       14a-6(e)(2)
       Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                              ROSS SYSTEMS, INC.
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               (Name of Registrant as Specified in its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                  Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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       (1) Title of each class of securities to which transaction applies:


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       (2)     Aggregate number of securities to which transaction applies:


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       (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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       (4)     Proposed maximum aggregate value of transaction:



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       (5)     Total fee paid:


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|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
-------------------------------------------------------------------------------
       (1)     Amount Previously Paid:

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       (2)     Form, Schedule or Registration Statement No.:

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       (3)     Filing Party:

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       (4)     Date Filed:

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                        (Amended by Sec Act Rel No. 7331,
                     Exch Act Rel No. 37692, eff. 10/7/96.)

                               ROSS SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ross Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 14, 2002 at 10:00 a.m., local time, at the Company's executive offices in Atlanta, Georgia located at Two Concourse Parkway, Suite 800, Conference Room, Atlanta, Georgia, 30328, for the following purposes:

     1. To elect directors. The Board of Directors intends to nominate for re-election the five directors identified in the accompanying Proxy Statement.

     2. To increase the number of options available under the Ross Systems, Inc. 1998 Stock Option Plan.

     3. To amend the Certificate of Incorporation of the Company to reduce the authorized share capital of the Company from 35,000,000 common shares to 15,000,000 common shares

     4. To amend the 1998 Stock Option Plan to change the annual maximum quantity of options which can be granted to an individual of up to 100,000 shares.

     5. To approve amendments to the 1998 Stock Option Plan to change the initial election quantity of options to be awarded to external directors to 10,000 shares and change the automatic re-election grant to external directors to 4,000 shares.

     6. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending June 30, 2003.

     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 24, 2002 are entitled to vote at the meeting.

                           FOR THE BOARD OF DIRECTORS






                                                     /s/ J. Patrick  Tinley
                                                     -----------------------
                                                     J. Patrick  Tinley
                                                     Chairman of the Board

Atlanta, Georgia
October 3, 2002



                                    IMPORTANT

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURN A PROXY.

                               ROSS SYSTEMS, INC.
                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                             ATLANTA, GEORGIA 30328

                         ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Ross Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, November 14, 2002 at 10:00 a.m., local time, or at any and all continuation(s) and adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's executive offices in Atlanta, Georgia located at Two Concourse Parkway, Suite 800, Conference Room, Atlanta, Georgia 30328. The telephone number at that location is (770) 351-9600.

     These proxy solicitation materials were mailed on or about October 15, 2002 to all stockholders entitled to vote at the Annual Meeting.

Purposes of the Annual Meeting

     The purposes of the Annual Meeting are to: (1) elect five directors to serve for the ensuing year and until their successors are duly qualified and elected; (2) increase the number of options available under the Ross Systems, Inc. 1998 Stock Option Plan; (3) reduce the authorized share capital from 35,000,000 to 15,000,000 common shares; (4) approve an amendment to the Ross Systems, Inc. 1998 Stock Option Plan providing for a change to the maximum number of options which can be awarded to any one person in any fiscal year of the Company;(5) approve amendments to the Ross Systems, Inc. 1998 Stock Option Plan providing for a change in the number of options awarded to external directors; (6) ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the 2003 fiscal year; and (7) transact such other business as may properly come before the meeting and any and all continuations and adjournments thereof.

Record Date, Voting Securities and Share Ownership by Principal Stockholders and Management

     Only stockholders of record at the close of business on September 24, 2002 (the "Record Date") are entitled to receive notice and vote at the Annual Meeting. At the Record Date, 2,645,726 shares of the Company's Common Stock were issued and outstanding and held of record by 470 registered stockholders. At the Record Date, 500,000 of the Company's voting A-Series Convertible Preferred shares were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by the NASDAQ National Market, was $7.26 per share.

     The following table sets forth the beneficial ownership of Common Stock of the Company as of September 24, 2002 by (a) each director, (b) each of the executive officers identified in the Summary Compensation Table, (c) all directors and executive officers as a group and (d) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities. Under the rules of the United States Securities and Exchange Commission (the "SEC"), beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 24, 2002 through the exercise of any stock option.

----------------------------------------------- --------------------------------------- -----------------------------
Name                                                         Common Stock                    Preference Shares
----------------------------------------------- --------------------------------------- -----------------------------
                                                Number of   Number of     Percentage    Number of       Percentage
                                                Shares(1)   Options(2)    of Class      Shares          of Class
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Alvin Johns...................................  43,257      7,901         1.9%          0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Robert B. Webster.............................  42,740      7,800         1.9%          0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
J. Patrick Tinley.............................  11,041      35,212        1.7%          0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Oscar Pierre Prats............................  33,223      4,750         1.4%          0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Gary Nowacki..................................  11,194      5,125         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Eric W. Musser................................  6,347       8,675         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Gary Nowacki..................................  11,194      5,125         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Verome M. Johnston............................  5,674       4,125         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Bruce J. Ryan.................................  0           6,500         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Frank M. Dickerson                              0           6,500         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
J. William Goodhew, III.......................  0           6,300         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Rick Marquardt ...............................  123         2,500         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Richard Thomas................................  625         1,000         *             0               *
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
All officers and directors as a group (12       154,224     96,388        9.1%          0               *
   persons)...........................
----------------------------------------------- ----------- ------------- ------------- --------------- -------------
Benjamin W. Griffith III                        127,500     0             4.8%          500,000(3)      100%
----------------------------------------------- ----------- ------------- ------------- --------------- -------------

     * Less than 1%.

(1) The table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated, each of the stockholders named in the table has sole voting investment and /or dispositive power with respect to all shares of Common Stock shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) These are options which are exercisable for common stock within 60 days of September 24, 2002.

(3) These are Series A Convertible Preference Shares with Common Stock voting rights equal to the number of preference shares held on the day of voting. These shares may be converted after June 29, 2002 at the rate of one preference share for one common stock share. These shares must be converted by June 29, 2006.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting; Quorum; Abstentions and Broker Non-Votes

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal One). A plurality of the Votes Cast (see definition below) at the Annual Meeting is required for the election of directors (Proposal One). For all other proposals, the affirmative vote of the majority of the Votes Cast at the Annual Meeting is required for approval.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

     Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors (Proposal One), neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

     PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS: (I) FOR THE ELECTION OF THE FIVE PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS; (II) TO INCREASE THE NUMBER OF OPTIONS AVAILABLE UNDER THE ROSS SYSTEMS, INC. 1998 STOCK OPTIONS PLAN ; (III) TO APPROVE AN AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE COMPANY TO REDUCE THE AUTHORIZED SHARE CAPITAL FROM 35,000,000 COMMON SHARES TO 15,000,000 COMMON SHARES; (IV) TO APPROVE AN AMENDMENT TO THE ROSS SYSTEMS, INC. 1998 STOCK OPTION PLAN ANNUAL MAXIMUM QUANTITY OF OPTIONS WHICH CAN BE GRANTED TO AN INDIVIDUAL OF UP TO 100,000 SHARES. (V) TO APPROVE AN AMENDMENT TO THE ROSS SYSTEMS, INC. 1998 STOCK OPTION PLAN TO CHANGE THE INITIAL ELECTION QUANTITY OF OPTIONS TO BE AWARDED TO EXTERNAL DIRECTORS TO 10,000 SHARES AND CHANGE THE AUTOMATIC RE-ELECTION GRANT TO EXTERNAL DIRECTORS TO 4,000 SHARES. (VI) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2002, AND 2003 FISCAL YEARS. NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED IN THE PROXY MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING FROM TIME TO TIME.

Solicitation

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy roles promulgated by the SEC. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received by the Company no later than June 14, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2003 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than August 27, 2003. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS
Nominees

     A board of five directors has been nominated by the Nominating Committee for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected.


                                                         Principal                                       Director
Name of Nominee                 Age                      Occupation                                       Since
---------------                 ---   --------------------------------------------------------------      -----
J. Patrick Tinley............    54   Chairman of the Board of the Company, and Chief Executive            1993
                                      Officer of the Company
J. William Goodhew, III......    64   Vice President of Intelligent Systems Corporation                    1997
Frank M.  Dickerson..........    54   Chief Operating Officer of MWH Energy & Infrastructure, Inc.         2001
Bruce J. Ryan................    59   Executive Vice President, Finance and Administration of Global       1992
                                      Knowledge Network, Inc.
Robert B. Webster............    54   Executive Vice President Operations, and Secretary of the            2001
                                      Company


     There are no family relationships among any directors or executive officers of the Company.

     Mr. Dickerson is the Chief Operating Officer of MWH Energy & Infrastructure, Inc., a division of MWH Global, Inc., and a member of the Board of MWH Global, Inc. The MWH group was formed out of a merger between Montgomery Watson and Harza Engineering, a power engineering group. Mr. Dickerson was Chairman of the Board of Harza Engineering International, and has also served as Chief Financial Officer and General Counsel of the Group. Prior to joining Harza in 1992, Mr. Dickerson had been Executive Vice President and Chief Financial Officer of Long Lake Energy Company, and Vice President and Chief Financial Officer of Texas International Company. Mr. Dickerson received his Bachelor of Arts in Economics from Washington Square College of New York University in 1970, his Master of Arts in Economics from the University of Chicago in 1972, and his Juris Doctor from the University of Georgia in 1975.

     Mr. Goodhew joined Intelligent Systems Corporation, a publicly traded technology product and services company, as Vice President in January 1997. Prior to that, Mr. Goodhew was President of Peachtree Software, Inc., a privately held software company, from 1984 to 1994. In 1994, Peachtree Software was purchased by Automatic Data Processing, Inc., a publicly traded company providing computerized services. Mr. Goodhew remained at Peachtree Software, Inc. in a managerial capacity until joining Intelligent Systems Corporation.

     Mr. Ryan has served as Executive Vice President, Finance and Administration of Global Knowledge Network, Inc., an independent information technology education company, since February 1998. Mr. Ryan was Executive Vice President and Chief Financial Officer of Amdahl Corporation, a computer solutions company. Mr. Ryan holds a BA in Business Administration from Boston College and an MBA from Suffolk University.

     Mr. Tinley was promoted to Chairman & CEO in December 2000. He served as President and Chief Operating Officer from 1995 to June 2000 and President and CEO from July through December 2000. He has been a director of the Company since 1993. Mr. Tinley joined the Company in November 1988 as Executive Vice President, Business Development and has served as Executive Vice President, Product Development and Executive Vice President, Product Development & Client Services. Prior to 1988, Mr. Tinley held management positions with

Management Science of America, Inc. and Royal Crown Companies. Mr. Tinley received a Bachelors in Science from Columbus University.

         Mr. Webster, Executive Vice President Operations and Secretary, joined the Company in June 1998 as Vice President and Chief Financial Officer and Secretary and was promoted to Executive Vice President in December 2000. Prior to joining the Company, Mr. Webster served, since February 1995, as Executive Vice President and Chief Financial Officer of Americom Holdings, Inc. and prior to that in senior financial management positions at Wang Laboratories, Inc. and Unisys Corporation. Mr. Webster is a Certified Public Accountant in the State of Georgia. Mr. Webster received both BS in Accounting and Computer Science, as well as an MBA in Information Systems degrees from the Jesuit University of New Jersey, St. Peter's College.

Board Meetings and Committees

     The Board of Directors of the Company held a total of 6 meetings during the fiscal year ended June 30, 2002. During fiscal 2002, each director attended at least 83% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Director Nominating Committee, each of which is composed of external directors.

     During the year ended June 30, 2002, the Audit Committee of the Board consisted of three directors Ryan, Dickerson and Goodhew, none of whom are employees of the company. The Audit Committee held two meetings during the fiscal year ended June 30, 2002. Following the Annual Meeting, the Board intends to re-appoint directors Dickerson, Ryan and Goodhew, with director Ryan as Committee Chairman. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's internal and external financial reporting processes so as to ensure the objectivity of the Company's financial statements and its system of internal accounting controls. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors.

     The Nominating Committee consisted of directors Dickerson, Ryan, and Goodhew. Following the Annual Meeting, the Board intends to re-appoint directors, Dickerson, Goodhew, and, Ryan with director Dickerson as Committee Chairman. The Nominating Committee is responsible for making recommendations for the nomination of directors for replacement of resigning members and annual nominations for re-election where appropriate. The committee also monitors the composition of the Company's board of directors to ensure that it meets generally acceptable standards of competence, skills and experience. The Nominating Committee met once during the year ended June 30, 2002. The recommendation of the committee was to nominate existing directors, Ryan, Goodhew, Dickerson, Tinley and Webster for re-election.

The Compensation Committee of the Board consisted of directors Goodhew, Ryan and Dickerson and held five meetings during the fiscal year ended June 30, 2002. Following the Annual Meeting, the Board intends to re-appoint directors, Goodhew, Ryan and, Dickerson with director Goodhew as Committee Chairman. The Compensation Committee makes recommendations to the Board regarding the Company's executive compensation policy and grants stock options and administers the 1998 Stock Option Plan.

Compensation of Directors

     For the fiscal year ended June 30, 2002, non-employee directors were compensated $2,000 for each Board of Directors meeting attended and $1,000 for participating in any telephonic Board of Directors meetings which were not regularly scheduled. In addition, directors are reimbursed for travel expenses incurred in connection with attending Board of Directors meetings.

     Annually, each non-employee director is automatically granted 4,000 stock options to purchase shares of the Company's Common Stock pursuant to the terms of the 1998 Stock Option Plan (the "Option Plan"). Options granted to non-employee Directors under the Option Plan are not intended by the Company to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Option Plan, on the Annual Meeting date, each non-employee director who is elected or re-elected at the meeting is granted options in accordance with the automatic grant. In addition, any non-employee director newly elected to the Board of Directors receives an option for 10,000 shares of Company Common Stock. The 10,000-
share option vests 25% a year over four years and the 4,000 share options are fully vested on the dates of grant. The price of all options granted is equal to the closing price of the Company's Common Stock, as quoted on the NASDAQ National Market, on the date of grant. During fiscal 2002, outside directors were granted a total of 12,000 stock options at an exercise price of $5.40.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF, FRANK M. DICKERSON, J. WILLIAM GOODHEW III, BRUCE J. RYAN, J. PATRICK TINLEY, AND ROBERT B. WEBSTER AS DIRECTORS.



                                 PROPOSAL NO. 2

                INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE
                   ROSS SYSTEMS, INC. 1998 STOCK OPTIONS PLAN

     In November 1997, the shareholders approved the 1998 Stock Option Plan (the "Option Plan"). The Company is presently authorized to issue 510,000 shares of common stock upon the exercise of options granted under the Option Plan. The shareholders will be requested at the meeting to approve an amendment to the Option Plan which increases the number of shares that may be issued under the Option Plan by 300,000. As of September 27, 2002 there were 97,452 shares available for issuance under the option plan.

     The purpose of the 1998 Stock Options Plan is to advance the interests of the Company by providing eligible individuals, both Employees, Directors and Consultants, an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that stock options are important to attract and retain the best available personnel for positions of substantial responsibility by facilitating their purchase of a stock interest in the Company and that increasing the aggregate number of stock options available under the 1998 Stock Options Plan will afford the Company additional flexibility in making awards deemed necessary in the future. The change proposed by the amendment is an increase in the number of shares that may be issued under the 1998 Stock Options Plan. The award of options is completely within the discretion of the Compensation Committee.

DESCRIPTION OF THE PLAN

     The Option Plan was initially approved by the shareholders in November 1997. As initially approved, the Option Plan reserved 90,000 shares of the Company's common stock for issuance pursuant to stock options to be granted under the Option Plan. In November 1998, the shareholders voted to increase the number of shares available under the plan by 100,000, in November 2000, the shareholders voted to increase the number of shares available under the plan by 120,000, and in November 2001 the shareholders voted to increase the number of shares available under the plan by 200,000, thus raising the number of shares available under the plan to 510,000. The proposed amendment, if approved, would increase the number of shares reserved for issuance under the Option Plan by an additional 300,000 shares.

     The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) has been delegated the authority to grant options under the Option Plan to employees, directors and consultants engaged by the company and to generally exercise all authority of the Board under the Option Plan in order to promote the success of the Company's business.

     Incentive stock options and/or nonqualified stock options may be granted to full-time employees of the Company and its subsidiaries during the term of the Option Plan, which expires in January 2008. All employees, directors and consultants of the Company or any subsidiary of the Company are eligible to receive options under the Option Plan.

     The Compensation Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price or procedure for setting the option price shall be established by the Compensation Committee at the time of the granting of an option.

For incentive stock options, the option price may not be less than the fair market value of the Company's stock on the date of grant. For nonqualified stock options, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant. The Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the Option Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

     The term of each option shall be no more than ten years from the date of grant. Options expire three months following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), except in the case of permanent disability or death. In the case of termination due to permanent disability, the option terminates twelve months (or such shorter period as specified in the option agreement) from the date the employee ceases to work as a result of the disability (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). In the case of termination due to death, the option terminates six months (or such shorter period as specified in the option agreement) from the date of death (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). The Compensation Committee has the authority to extend the foregoing expiration dates of any outstanding option in circumstances it deems appropriate, provided that it may not extend an option beyond the original term of such option (e.g. ten years from the date of grant).

     The purchase price of the options is typically paid in cash. For nonqualified options, the option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. These taxes are also typically paid in cash. Under certain limited circumstances, shares of the Company's common stock may be used by officers for payment of the option price or satisfaction of withholding tax obligations. The Option Plan also permits other forms of payment if authorized by the Board.

     In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation. If the successor corporation refuses to assume options or substitute equivalent options, the Board shall provide all option holders with the right to immediately exercise all of their options, whether vested or unvested.

     In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

     The Compensation Committee has the right to substitute or assume options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"), applies; provided such substitutions and assumptions are permitted by
Section 424 of the Code and the regulations promulgated thereunder. The number of shares reserved for issuance under the Option Plan may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of shares subject to options before and after the substitution.

     The Option Plan may be modified, amended, or terminated by the Board except with respect to incentive stock options granted prior to such action. The Board shall have the authority to adopt such modifications, procedures, and sub plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits from options granted to employees employed in such countries and to meet the objectives of the Option Plan. Notwithstanding the foregoing, shareholder approval is required for any amendment which increases the number of shares subject to the Option Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption or substitution of options in connection with mergers or acquisitions). Shareholder approval may also be required if there are "material changes" to the Option Plan for purposes of Section 162(m) of the Code or to comply with new legislation.

     The issuance of shares of common stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the Option Plan.

     The closing price of the Company's common stock as reported on the Nasdaq Stock Market on September 24, 2002, was $7.26.


Participation in the 1998 Stock Option Plan

The grant of options under the Option Plan to employees, including the Named Executive Officers, is subject to the discretion of the Compensation Committee. As of the date of this proxy statement, there has been no determination by the Compensation Committee with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The table below depicts the issuance of grants under the Option Plan during fiscal 2002 to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all non-executive officer directors as a group and (iv) all of our other employees as a group.

                              AMENDED PLAN BENEFITS
                             1998 Stock Option Plan

                                                                                  Securities             Weighted
                                                                                  Underlying         Average Exercise
                                                                                   Options           Price Per Share
            Name of Individual or Identity of Group or Person                    Granted (#)             ($/sh.)
---------------------------------------------------------------------------      -----------             -------
J. Patrick Tinley.....................................................              15,000                $3.50
Robert B. Webster.....................................................              10,000                 3.50
Gary Nowacki..........................................................              10,000                 3.50
Eric W. Musser........................................................              10,000                 6.27
Verome Johnston.......................................................              10,000                 6.27
All current executive officers as a group (9 persons).................              79,901                 4.39
All non-executive officer directors as a group (3 persons)............              22,000                 4.54
All other employees (including all current officers who are not
   executive officers) as a group.....................................              40,432                 6.09


                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2002 about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the Ross Systems Inc. 1988 Incentive Stock Plan, the 1998 Stock Option Plan and the 1991 Employee Stock Purchase Plan, each as amended.


                                                                                                Number of Securities
                                                                                              Remaining Available for
                                                                                               Future Issuance Under
                                      Number of Securities to be     Weighted-Average (1)    Equity Compensation Plans
                                        Issued upon Exercise of       Exercise Price of        (Excluding Securities
                                         Outstanding Options,        Outstanding Options,      Reflected in the First
                                          Warrants and Rights        Warrants and Rights               Column)
      Plan Category                            (#) (a)                    ($) (b)                      (#) (c)
--------------------------------      --------------------------     --------------------    -------------------------
Equity compensation plans
   approved by security holders.                326,795                    $ 10.78                    206,259
Equity compensation plans not
   approved by security holders.                   -                          -                          -
                                                                                                         -
                                         ---------------------         ----------------        ---------------------
Total...........................                326,795                    $ 10.78                    206,259
                                         ---------------------         ----------------        ---------------------


(1) In terms of a resolution passed by stockholders at the Annual meeting held November 15, 2001, the number of shares available for issue through the 1991 Employee Stock Purchase Plan is automatically, annually increased by the lesser of 35,000 shares or 1.5% of the outstanding shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

     The federal income tax consequences of an employee's participation in the Option Plan are complex and subject to change. The following discussion, is only a summary of the general rules applicable to the Option Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

INCENTIVE STOCK OPTIONS

     If an option granted under the Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

     If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

     In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

NONQUALIFIED STOCK OPTIONS

     Nonqualified stock options granted under the Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                                 PROPOSAL NO. 3

DECREASE IN AUTHORIZED COMMON SHARES FROM 35,000,000 SHARES TO 15,000,000 SHARES

         On April 27, 2001 the Company executed a 1 for 10 reverse stock split. The result of the reverse stock split was to reduce the common shares in issue from approximately 25,648,000 common shares to 2,564,800 common shares. The Company requires unissued shares for purposes of raising capital through the sale of shares, and shares to issue in order to satisfy requirements of acquisition transactions which may occur from time to time. Since the reduction of the issued shares occurred through the April 27, 2001 reverse stock split, the excess of unissued authorized common shares exceeds the Company's requirements, and has certain statutory costs relating thereto. The Company believes that 15,000,000 authorized common is sufficient for its requirements in the future. The excess of unissued authorized common shares would be 12,354,274 after reduction of the authorized common shares to 15,000,000.

         At the Annual Meeting, the stockholders are being asked to approve the amendment of the Company's Certificate of Incorporation to reduce the number of authorized shares of Company Common Stock from 35,000,000 shares to 15,000,000 shares. The text of the proposed amendment is attached to this proxy statement as Appendix A.

         The affirmative vote of the holders of the majority of our outstanding shares of common stock is required for approval of the reduction of authorized shares. Broker non-votes and abstentions will not be counted as having been voted for the proposal.





     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED COMMON SHARES OF THE COMPANY TO 15,000,000.

                                 PROPOSAL NO. 4

   AMEND THE ANNUAL MAXIMUM NUMBER OF SHARES WHICH CAN BE GRANTED TO ANY ONE INDIVIDUAL PER FISCAL YEAR FROM 500,000 PRE-REVERSE STOCK SPLIT SHARES TO
                    100,000 POST REVERSE STOCK SPLIT SHARES;

On April 27, 2001 the Company executed a 1 for 10 reverse stock split. In terms
Section 13 of the rules of the Company's 1998 Stock Options Plan (the " Plan"), any change in capitalization due to a stock split requires that any specific quantities of shares referred to in the plan be proportionately increased or decreased according to the overall increase or decrease in the issued shares of the Company. The effect of the 1 for 10 reverse stock split was to reduce the pre-split maximum number of shares which can be granted to an individual in a fiscal year from 500,000 to 50,000 on a post-split basis.

     At the Annual Meeting, the stockholders are being asked to approve the following amendment to the Company's 1998 Stock Options Plan:

     (i) to amend the annual number of shares which can be awarded to any one individual per fiscal year period from 500,000 pre-reverse stock split shares to 100,000 post reverse stock split shares


                                 PROPOSAL NO. 5

           AMEND THE NUMBER OF SHARES WHICH CAN BE GRANTED AS FOLLOWS:

(i) TO EXTERNAL DIRECTORS UPON RE-ELECTION IN TERMS OF THE ANNUAL AUTOMATIC GRANT, FROM 4,000 PRE-REVERSE STOCK SPLIT SHARES TO 4,000 POST REVERSE STOCK SPLIT SHARES;

(ii) TO A NEW EXTERNAL DIRECTOR UPON ELECTION, FROM 10,000 PRE-REVERSE STOCK SPLIT SHARES TO 10,000 POST REVERSE STOCK SPLIT SHARES.

     On April 27, 2001 the Company executed a 1 for 10 reverse stock split. In terms Section 13 of the rules of the Company's 1998 Stock Options Plan (the " Plan"), any change in capitalization due to a stock split requires that any specific quantities of shares referred to in the plan be proportionately increased or decreased according to the overall increase or decrease in the issued shares of the Company. Certain consequences of the 1 for 10 reverse stock split were to effectively reduce the number of shares granted annually to external from 4,000 shares to 400 shares pre and post split respectively, and to effectively reduce the initial election grant to a new director from 10,000 to 1,000 shares pre and post split respectively.

     At the Annual Meeting, the stockholders are being asked to approve the following amendment to the Company's 1998 Stock Options Plan:


(i) to amend the number of shares which are granted to external directors annually in terms of the automatic grant, from 4,000 pre-reverse stock split shares to 4,000 post reverse stock split shares.
(ii) to amend the number of shares which are granted to a new external director upon election at a shareholders' meeting, from 10,000 pre-reverse stock split shares to 10,000 post reverse stock split shares.


REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the amendments to the Ross Systems, Inc. 1998 Stock Options Plan requires the affirmative vote of the Votes Cast. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE ROSS SYSTEMS, INC. 1998 STOCK OPTIONS PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 6

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected BDO Seidman, LLP, ("BDO Seidman") independent certified accountants, to audit the consolidated financial statements of the Company for the year ending June 30, 2002 and June 30, 2003.

      On July 10,2002 the Company dismissed Arthur Andersen, LLP ("Andersen") as the Company's independent public accountants. The dismissal of Andersen as the Company's public accountants was a result of Andersen's inability to perform the functions required.

     For the year ended June 30, 2002, BDO Seidman, LLP audited the Company's Consolidated Financial Statements. Representatives of BDO Seidman are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


Audit and Related Fees Billed to us during Fiscal 2002

     Audit Fees
Andersen billed Ross Systems an aggregate of $5,000 for professional services rendered for the (i) audit of the annual consolidated financial statements for fiscal year 2002 included in our Annual Report on Form 10-K and (ii) the review of the consolidated financial statements included in our quarterly reports on Form 10-Q.

BDO Seidman billed Ross Systems an aggregate of $135,000 for professional services rendered for the (i) audit of the annual consolidated financial statements for fiscal year 2002 included in our Annual Report on Form 10-K and
(ii) the review of the consolidated financial statements included in our quarterly reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees
We did not engage Andersen or BDO Seidman to provide advice to us regarding financial information systems design and implementation during the fiscal year ended June 30, 2002.

     All Other Fees
Andersen and BDO Seidman billed Ross Systems an aggregate of $89,000 for all other non-audit services rendered to us during fiscal 2002, including accounting advice, statutory audits and tax services and litigation support.

The following table summarizes the approximate aggregate accounting fees billed to Ross Systems for our 2002 fiscal year:

Audit Fees.........................................................   $135,000
                                                                      --------
Financial Information Systems Design and Implementation Fees.......   $      -
                                                                      --------
All Other Fees:
   Audit-Related Fees(1)...........................................   $  5,000
                                                                      --------
   Other Fees(2)...................................................   $ 89,000
                                                                      --------
Total Fees.........................................................   $229,000
                                                                      ========

---------------------
(1) Includes fees for assistance with SEC filings and various accounting consultation.
(2) Includes fees for (i) various advisory services related principally to tax preparation services and tax consultation services associated with the development and implementation of international tax strategies and (ii) litigation support.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED JUNE 30, 2002, AND THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 2002 (the "Named Executive Officers").

                                                                                                  Long Term
                                                             Annual Compensation             Compensation Awards
                                                            --------------------------    -------------------------
                                                                             Other        Securities
                                                                             Annual       Underlying     All Other
                                       Fiscal                             Compensation     Options/    Compensation
Name and Principal Position             Year   Salary($)    Bonus($)         ($)(3)       SARs (#)(1)     ($)(2)
---------------------------             ----   ---------    --------         ------       -----------     ------
J. Patrick Tinley.............           2002   $307,500    $114,000(4)     $10,400          15,000       $2,000
   Chairman and Chief Executive          2001    292,500      41,400         10,400          12,000       $1,000
         Officer                         2000    273,708      25,500         10,400           5,000        1,950

Robert B. Webster.............           2001   $205,000    $100,000(5)     $12,000          10,000       $2,000
   Executive Vice President, and         2001    195,000      43,000         12,000           9,000        1,000
         Secretary                       2000    186,542      15,000          3,000           1,000        1,950

Gary Nowacki..................           2002   $179,800     $56,481(6)     $10,000          10,000       $2,000
   VP, North American Sales              2001    142,000      67,500         10,000           6,500        1,000
                                         2000    100,923      30,500          8,410           2,500        1,000

Eric W. Musser................           2002   $178,875     $50,000(7)     $10,000          10,000       $2,000
    VP, Development                      2001    151,125      19,000         10,000           9,000        1,000
                                         2000    145,000           0         10,400           2,000        1,950

Verome Johnston...............           2002   $155,317     $50,000(7)     $12,000          10,000       $2,000
   VP, Chief Financial Officer           2001    143,162      17,000          5,000           4,000         1000
                                         2000     81,060           -              -           1,000            -

(1)  The Company has not granted any stock appreciation rights (SARs).
(2) Represents amounts contributed to the Company's 401(k) plan, on behalf of the officer by the Company and premiums paid by the Company on behalf of the officer for term life insurance.
(3)  The amounts included in Other Annual Compensation includes auto allowance.
(4) Represents a bonus in the amount of $114,000 earned in fiscal 2001 and paid in fiscal 2002.
(5) Represents a bonus in the amount of $100,000 earned in fiscal 2001 and paid in fiscal 2002.
(6) Represents a bonus in the amount of $32,219 earned in fiscal 2001 and paid in fiscal 2002 and a bonus in the amount of $24,262 earned and paid in fiscal 2002.
(7) Represents a bonus in the amount of $50,000 earned in fiscal 2001 and paid in fiscal 2002

Option/SAR Grants in Last Fiscal Year

     The following table describes the grant of options to the Named Executive Officers during fiscal 2002.

                                                                                       Potential Realizable Value at
                                                                                            Assumed Annual Rates
                                                                                               of Stock Price
                                                                                          Appreciation for Option
                                               Individual Grants in Fiscal 2000                   Term(4)
                                             ----------------------------------------  -----------------------------
                               Number of      Percent of
                               Securities        Total
                               Underlying    Options/SARs
                              Options/SARs    Granted to      Exercise
                                Granted      Employees in      Price      Expiration
Name                           (#)(1)(2)      Fiscal Year    ($/Sh) (3)      Date             5%             10%
-----------------              ---------      -----------    ----------    ---------       -------         -------
J. Patrick Tinley.........       15,000           10.9%        3.50        8/23/2011       $33,017         $83,671
Robert B. Webster.........       10,000            7.3%        3.50        8/23/2011        22,011          55,781
Gary Nowacki..............       10,000            7.3%        3.50        8/23/2011        22,011          55,781
Eric W. Musser............        5,000            3.6%        3.50        8/23/2011        11,006          27,890
Eric W. Musser............        5,000            3.6%        9.03        4/29/2012        28,395          71,957
Verome Johnston...........        5,000            3.6%        3.50        8/23/2011        11,006          27,890
Verome Johnston...........        5,000            3.6%        9.03        4/29/2012        28,395          71,957



(1)  The Company has not granted any SARs

(2) Based on an aggregate of 137,333 options granted to all employees during fiscal year. Options granted in fiscal year 2002 expire in 2011 or 2012 and typically vest annually over four years from the date of grant.

(3) All options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compounded rates of appreciation on the Company's Common Stock over the terms of the options. These numbers are calculated based on SEC rules and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any are dependent on the timing of option exercises and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the individuals will realize the amounts reflected.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table provides information related to options exercised by the Named Executive Officers during fiscal 2002 and the number and value of options held at June 30, 2002. The Company has not granted any SARs.

                                                        Number of Securities             Value of Unexercised
                                                       Underlying Unexercised                In-the-Money
                                                          Options/SARs at                  Options/SARs at
                                                           June 30, 2002                   June 30, 2002(2)
                            Shares                  ----------------------------    ------------------------------
                           Acquired       Value
                              on        Realized
Name                     Exercise(#)     ($)(1)     Exercisable    Unexercisable    Exercisable     Unexercisable
--------------           -----------    ---------   -----------    -------------    -----------     -------------
J. Patrick Tinley.....      1,250       $4,737.50       29,512         26,708              --         $90,469.00
Robert B. Webster.....      1,250        4,737.50        4,900         17,350              --          67,964.00
Gary Nowacki..........      1,250        4,737.50        1,675         16,125              --          67,964.00
Eric W. Musser .......         --              --        6,400         18,600        7,651.00          45,459.00
Verome Johnston.......         --              --        2,625         13,875        6,121.00          40,868.00



(1) Based upon the fair market value of one share of the Company's Common Stock on the date the option was exercised, less the exercise price per share multiplied by the number of shares received upon exercise of the option.

(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 2002 ($8.001 per share) multiplied by the number of shares underlying the option.

10-Year Stock Option Repricing

     The following table sets forth certain information regarding the participation of any executive officer in the Company's repricing of stock options for the previous 10 fiscal years.

                                                                                                      Length of
                                         Number of    Market Price                                 Original Option
                                        Securities         of        Exercise Price                 Term Remaining
                                        Underlying   Stock at Time         at                         at Date of
                                       Options/SARs        of           Time of          New         Repricing or
                             Repricing  Repriced or   Repricing or    Repricing or     Exercise       Amendment
Name and Title                 Date     Amended (#)  Amendment ($)   Amendment ($)    Price ($)       (In Years)
--------------               --------- -----------  -------------   -------------     ---------       ----------
Verome M. Johnston........    9/28/98      1,000         $25.94        $44.38           $25.94           9.9
VP, CFO
Eric W. Musser............    9/28/98          5         $25.94        $36.25           $25.94           5.9
VP, Development               9/28/98         95         $25.94        $52.50           $25.94           6.2
                              9/28/98        120         $25.94        $41.25           $25.94           6.6
                              9/28/98        630         $25.94        $41.25           $25.94           6.6
                              9/28/98      1,000         $25.94        $55.00           $25.94           7.9
                              9/28/98        200         $25.94        $38.13           $25.94           8.6
                              9/28/98        300         $25.94        $38.75           $25.94           8.9
                              9/28/98        650         $25.94        $38.75           $25.94           9.1
                              9/28/98        500         $25.94        $44.38           $25.94           9.9

Oscar Pierre Prats........    9/28/98      1,800         $25.94        $50.63           $25.94           6.6
VP, Global Channels           9/28/98      1,800         $25.94        $65.00           $25.94           8.3

J. Patrick Tinley.........    8/29/94        278         $36.25        $52.60           $36.25           1.5
Chairman, CEO                 8/29/94      1,022         $36.25        $52.60           $36.25           1.5
                              8/29/94      1,200         $36.25        $64.00           $36.25           2.0
                              8/29/94      4,000         $36.25        $72.50           $36.25           3.4
                              8/29/94      1,875         $36.25        $87.50           $36.25           4.5

                                                                                                      Length of
                                         Number of    Market Price                                 Original Option
                                        Securities         of        Exercise Price                 Term Remaining
                                        Underlying   Stock at Time         at                         at Date of
                                       Options/SARs        of           Time of          New         Repricing or
                             Repricing  Repriced or   Repricing or    Repricing or     Exercise       Amendment
Name and Title                 Date     Amended (#)  Amendment ($)   Amendment ($)    Price ($)       (In Years)
--------------               --------- -----------  -------------   -------------     ---------       ----------

                              9/28/98        250         $25.94        $36.25           $25.94           5.9
                              9/28/98      1,689         $25.94        $36.25           $25.94           5.9
                              9/28/98        920         $25.94        $36.25           $25.94           5.9
                              9/28/98      1,080         $25.94        $36.25           $25.94           5.9
                              9/28/98          5         $25.94        $36.25           $25.94           5.9
                              9/28/98        563         $25.94        $36.25           $25.94           5.9
                              9/28/98      3,288         $25.94        $63.75           $25.94           6.8
                              9/28/98      1,213         $25.94        $63.75           $25.94           6.8
                              9/28/98      4,500         $25.94        $55.00           $25.94           7.9
                              9/28/98      3,931         $25.94        $50.63           $25.94           9.6
                              9/28/98      2,820         $25.94        $50.63           $25.94           9.6

Robert B. Webster.........    9/28/98        900         $25.94        $46.25           $25.94           9.7
Executive VP, Secretary       9/28/98      3,600         $25.94        $46.25           $25.94           9.7



                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

Option Repricing; Change of Control

     The Compensation Committee of the Board is comprised of three outside directors of the Company, J. William Goodhew, III, Frank M. Dickerson and Bruce
J. Ryan. Together the committee is responsible for the overall compensation plans which govern the compensation of the key executive officers, including the Chief Executive Officer and President, as well as the Executive Vice President Operations of the Company.

     The Company's executive pay programs are designed to provide a strong and direct link between Company performance and executive compensation. The Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with companies in a similar business and of similar size. Accordingly, executive compensation is based on Company and individual performance in relation to annual goals for the executives and the Company. The annual goals set for the executive are based on revenue growth, profitability, cash flow, and stock value appreciation as appropriate for the executive's responsibilities. Executives are provided with a combination of one or more of the following types of compensation: salary, profit sharing and annual bonus, and long-term incentives.

     Salary: All executive officers (other than the Chief Executive Officer and President) are provided with a fixed annual salary that is reviewed on an annual basis by the Compensation Committee and the Chief Executive Officer. Salary and increases in salary are determined partially by comparison of the executive's salary to salaries for similar positions at comparable companies, the executive's annual performance review, the value of contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period.

     In addition to considering the above factors when setting compensation increases, the Compensation Committee also considers the overall financial health of the Company. In years where corporate performance does not equal or exceed Company expectations, executive salary increases for the coming fiscal year may be either reduced or deferred.

     Annual Bonus: The Company motivates its executives to make contributions of outstanding value by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of certain executives' salaries. In fiscal 2002, individual executive bonuses were targeted to be a percentage of the executive's salary. Each executive can potentially earn a percentage of his or her target bonus based on the achievement of the Company's and his or her organization's goals. For all executives, except Mr. Tinley and Mr. Webster, the executive's achievements in relation to established goals are evaluated by the Chief Executive Officer. The Compensation Committee evaluates the performance of the Chief Executive Officer and Executive Vice President. Like other executives, the decision to grant these executives a bonus is based on the performance of the Company and their contributions to the Company in the past fiscal year. The bonus plan is designed such that the executive earns a proportionally higher award if the Company and the executive's organization exceed their goals and a smaller or no award if the Company and the executive's organization do not exceed their goals.

     Long-Term Incentives: The Compensation Committee of the Board believes that employee equity ownership provides significant additional motivation to officers and employees to maximize value for the Company's stockholders, and therefore periodically grants stock options under the 1998 Stock Options Plan. The Committee grants stock options to executive officers at the prevailing market price, after considering the recommendation of the Chief Executive Officer, the positive effects the executive has made on the overall performance of the Company, stock option granting policies at companies of similar size in similar industries, and certain other factors. The stock options granted only have value to the executive if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interests of option holders closely with those of stockholders because of the direct benefit executive officers receive through improved stock performance. During fiscal 2002, the Committee considered and granted stock options to the executive officers of the Company, including J. Patrick Tinley, the Company's Chairman of the Board. Each of the officers received stock options based on his performance, level of responsibility, and historical and expected contribution to the Company's success.

     Compensation of the Chairman of the Board and Chief Executive Officer: The Salary, and Annual Bonus and Long-Term Incentives of J. Patrick Tinley, the Company's Chairman of the Board and Chief Executive Officer, were determined in accordance with the criteria described in the "Salary", "Annual Bonus," and "Long-Term Incentives" sections of this report. These amounts were designed to compensate Mr. Tinley at prevailing market rates when revenue growth, profitability, cashflow, and stock value appreciation targets are met, and at above market rates when those same targets were exceeded.

     Compensation Limitations: Under Section 162(m) of the Code and regulations adopted thereunder by the Internal Revenue Service in August 1993, publicly-held companies may be precluded from deducting certain compensation in excess of $1.0 million paid to an executive officer in a single year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as stockholder approval, are satisfied. The Company believes that none of its employee compensation plans approach this limit.


                COMPENSATION COMMITTEE
                 J. William Goodhew, III
                 Bruce J. Ryan
                 Frank M. Dickerson

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended June 30, 2002, directors Goodhew, Ryan and Dickerson served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the fiscal year ended June 30, 2002, no officer of the Company had an "interlock" relationship, as the SEC defines that term, to report.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of share ownership and report changes in share ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms, which they file.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that for the period July 1, 2001 to June 30, 2002, all Section 16(a) filings were made on a timely basis, except that Mr. Tinley, Mr. Webster, Mr. Nowacki, Mr. Johnston, Mr Ryan, Mr. Goodhew, Mr. Johns, and Mr. Musser were late to file their respective Forms 5 with the Commission.


                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         [The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall this information be incorporated by reference by any general statement incorporating by reference this Proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

         Below is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended June 30, 2002, which include our consolidated balance sheets as of June 30, 2002 and 2001, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the three years in the period ended June 30 and the notes thereto.

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors, which is comprised of three independent directors, has the primary responsibility of overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the Board. It also recommends to the Board of Directors the appointment of our independent accountants and approves the services performed by the independent auditors. The members of the Audit Committee have been determined to be independent in accordance with the applicable rules of the SEC and Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

Review and Discussion with Management
     The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended June 30, 2002.

Review and Discussions with Independent Accountants
     The Audit Committee has discussed with BDO Seidman, LLP, our independent accountants, the matters the Audit Committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committee), which includes, among other items, matters related to the conduct of the audit of our financial statements.

Independent Accountant Written Disclosures
         The Audit Committee also has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with BDO Seidman, LLP its independence from Ross Systems.

Conclusion
         Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2002 be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.


     During the year the Company's auditors, Anderson, LLP became unable to perform their duties, and the Company had to consider changing its auditors. The Company approached several public accounting firms and met with members of their senior management to review factors pertaining to the audit of the Company. Among other things, the factors considered included the firms' multi-national capabilities, experience in the software technology industry, and depth of accounting and SEC technical support. The audit committee reviewed the Company's findings, interviewed certain members of the firms, and selected BDO Seidman, LLP as the preferred firm to replace the Company's independent auditors. On July 11, 2002 BDO Seidman, LLP was appointed as the Company's independent auditors. The Audit Committee fulfilled its responsibilities in terms of its Charter. Prior to their dismissal, Andersen LLP, the Company's former independent auditors received $79,000 in fees for taxation services, and $15,000 in fees for other services rendered during the year. The fees payable to BDO Seidman, LLP, the Company's independent auditors for the 2002 fiscal year annual audit, amount to approximately $135,000.


                                 Respectfully submitted by:

                                 The Audit Committee of the Board of Directors

                                 Bruce J. Ryan
                                 J. William Goodhew, III
                                 Frank M. Dickerson


                              CERTAIN TRANSACTIONS

     Under the terms of indemnification agreements with each of the Company's officers and directors, the Company is obligated to indemnify each officer and director against certain claims and expenses for which the director might be held liable in connection with past or future service on behalf of the Company. In addition, the Company's Certificate of Incorporation provide that, to the extent permitted by Delaware law, the officers and directors shall not be liable for monetary damages for breach of fiduciary duty as an officer or director.

     In fiscal 1999, J. Patrick Tinley and Robert B. Webster entered into employment agreements with the Company. The employment agreements provide the executives with severance payments and accelerated vesting of stock options and other incentive awards if the executive's employment is terminated without "Cause" at any time. Each executive would be entitled to 200% or 100% of his base compensation and employee benefit coverage applicable to the executive at the time of termination for one year following the termination and ninety days to exercise all vested and unvested stock options and other incentive awards. The employment agreements also provide the executives with severance payments and accelerated vesting of stock options and other incentive awards if the executive terminates his employment with the Company for "Good Reason" or is terminated without "Cause" or as a result of "Disability" within nine months immediately following a "Change of Control" of the Company. Each executive would be entitled to 200% or 100% of his base compensation applicable to the executive at the time of termination for one year following the termination and employee benefit coverage applicable to the executive at the time of termination for eighteen months following the termination and ninety days to exercise all vested and unvested stock options and other incentive awards. The severance agreements define "Cause" to include a willful act by the executive which constitutes fraud and which is injurious to the Company, conviction of, or a plea of "guilty" or "no contest" to, a felony or the executive's continuing repeated willful failure or refusal to perform his material duties required by the employment agreement which is injurious to the Company. The employment agreements define "Good Reason" to include a material reduction in the executive's powers or duties, one or more reductions in the executive's base compensation in the cumulative amount of five percent (5%) or more or notifying the executive that his principal place of work will be relocated by a distance of 50 miles or more. The employment agreements define "Disability" as the executive's eligibility to receive immediate long-term disability benefits under the Company's long-term disability insurance plan or, if there is no such plan, under the federal Social Security program. The employment agreements define "Change of Control" to mean the occurrence of any of the following events: (i) any "person" (as such term in used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the acquisition or aggregation of securities is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company, or (ii) the stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation in which the holders of the securities of the Company before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (B) to sell or otherwise dispose of all or substantially all of the assets of the Company or dissolve or liquidate the Company.



                   REPORT OF THE DIRECTOR NOMINATING COMMITTEE
                            OF THE BOARD OF DIRECTORS

     During the year ended June 30, 2002, the Director Nominating Committee of the Board consisted of three directors, Ryan, Goodhew and Dickerson, none of whom are employees of the company. The Nominating Committee held one meeting during the fiscal year ended June 30, 2002. The primary purposes of the Nominating Committee, as set out in the Director Nominating Committee Charter, is to insure that the Board of Directors is composed of appropriately competent and experienced members, and is structured to facilitate sound corporate governance and decision making. The Director Nominating Committee reviewed the composition of the Board , the members' experience and their areas of core competency. The Committee concluded that collectively and individually the members of the Board, namely , Mr. Ryan, Mr. Goodhew, Mr. Dickerson, Mr. Tinley and Mr. Webster appropriately fulfill acceptable standards of competence and diversity of experience for performance as the Company's board of directors, and should therefore be nominated for re-election.

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG ROSS SYSTEMS, INC., NASDAQ COMPOSITE INDEX, H & Q TECHNOLOGY INDEX, AND CRSP COMPUTER AND DATA
                                PROCESSING INDEX

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Composite Index, the H & Q Technology Index and the CRSP Computer and Data Processing Index for the period commencing on June 30, 1997 and ending on June 30, 2002. The CRSP Computer and Data Processing Index replaces the H & Q Technology Index which is reflected up to June,30, 2000.


         [PERFORMANCE GRAPH APPEARS HERE, GRAPHIC PLOTTED POINTS BELOW]

         Jun 97  Sep 97  Dec 97  Mar 98  Jun 98  Sep 98  Dec 98  Mar 99   Jun 99  Sep 99  Dec 99   Mar 00 Jun 00  Sep 00
         ----------------------------------------------------------------------------------------------------------------
Ross     100.00   93.6     78.1    74.2   128.1   69.3    102.3    73.2     64.4    70.9    85.3    63.7    34.5     18.6

Nasdaq   100.0   116.9   109.46   128.1  131.61   18.8    154.3   173.1    189.1   193.8   286.2   321.51  279.6    257.3

H & Q    100.0   123.7    102.1   122.9  127.21   16.4    157.3   172.8    202.4   221.7   355.0   422.83   97.1

CRSP     100.0   109.4   103.3    136.5  151.11   41.8    184.2   222.2    231.1   240.7   405.0   400.03   26.5    302.0



         Dec 00   Mar 01  Jun 01   Sep 01  Dec 01  Mar 02   Jun 02
         -----------------------------------------------------------
Ross       4.9      6.4    76.0    75.8    146.1   286.1     206.2
----

Nasdaq   172.3    128.6   151.6   105.2    136.7   129.5     103.2

H & Q        0        0       0       0        0       0         0

CRSP     186.4    136.0   177.1   108.3   150.11    38.5     110.1






     Assumes that $100.00 was invested on June 30, 1997 in the Company's Common Stock and each index, and that all dividends paid by companies whose shares are components of the index were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

     The foregoing Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON REQUEST A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE CORPORATE SECRETARY, ROSS SYSTEMS, INC., TWO CONCOURSE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30328.

                                   APPENDIX A
                                   ----------

        AMENDMENT TO CERTIFICATE OF INCORPORATION OF ROSS SYSTEMS , INC.
            REDUCING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The first paragraph to Article IV of the Company's Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

     "The total number of shares of stock which the Corporation shall have the authority to issue is 20,000,000 shares, consisting of 15,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value."

                                      PROXY

                               ROSS SYSTEMS, INC.

                       2002 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of Ross Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 15, 2002, and hereby appoints J. Patrick Tinley, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Ross Systems, Inc. to be held on November 14, 2002, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Such attorney or substitute (if present and acting at said meeting or any adjournment(s) thereof) shall have and may exercise all of the powers of said attorney-in-fact hereunder.


SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE

[X] Please mark
    Votes as in
    this example.


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE APPOINTMENT OF ANDERSEN LLP, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

1.   Election of Directors.

     Nominees: Frank M. Dickerson, J. William Goodhew, III,  Bruce J. Ryan,
     J. Patrick Tinley,  Robert B. Webster



[   ]---------------------------------------------------------------------------
     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

2. Proposal to increase the number of options available under the Ross Systems, Inc. 1998 Incentive Option Plan.


           FOR                       AGAINST                       ABSTAIN
          [   ]                       [   ]                         [   ]



3. Proposal to amend the Certificate of Incorporation of the Company to reduce the authorized share capital of the Company from 35,000,000 common shares to 15,000,000 common shares.

           FOR                       AGAINST                       ABSTAIN
          [   ]                       [   ]                         [   ]


4. Proposal to amend the 1998 Stock Option Plan to change the annual maximum quantity of options which can be granted to an individual of up to 100,000 shares.

           FOR                       AGAINST                       ABSTAIN
          [   ]                       [   ]                         [   ]


5. Proposal to approve amendments to the 1998 Stock Option Plan to change the initial election quantity of options to be awarded to external directors to 10,000 shares and change the automatic re-election grant to external directors to 4,000 shares.

           FOR                       AGAINST                       ABSTAIN
          [   ]                       [   ]                         [   ]



6. Proposal to ratify the appointment of BDO Seidman, LLP as the independent auditors of Ross Systems, Inc. for the fiscal year ending June 30, 2003.

           FOR                       AGAINST                       ABSTAIN
          [   ]                       [   ]                         [   ]



     And in their discretion upon such other matter(s) which may properly come before the meeting or any adjournment(s) thereof.


(This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign).


Signature:                                 Date:
          -----------------------------          ---------------------


Signature:                                 Date:
          -----------------------------          ---------------------